Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In Fit	Chapter 11 Case No.

ARMSTRONG WORLD INDUSTRIES,	00-4471 (JKF)

INC., et al.,	(Jointly Administered)

Debtors.	Re: Hearing Date: 1/30/06 at 9:45 a.m.

Ret Docket No. 8909/Agenda item 7

ORDER AUTHORIZING AND APPROVING

2006 CASH RETENTION PROGRAM FOR KEY EMPLOYEES

Upon the motion, dated December 21, 2005 (the “Motion”), of Armstrong World Industries, Inc. (“AWI”), as debtor and debtor in possession in the above-captioned chapter 11 cases, for an order pursuant to sections 105(a) and 363(b)(1) of title 11 of the United States Code (the “Bankruptcy Code”) authorizing and approving the establishment of a continued employee retention program for key employees (the “2006 Cash Retention Program”), all as more fully set forth in the Motion; and the Carat having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and due notice of the Motion having been provided to (i) the United States Trustee for the District of Delaware, (ii) the agent for AWI’s prepetition bank lenders, (iii) the agent for the Debtors’ postpetition bank lenders, (iv) the attorneys for the Committees, and (vi) all parties on the Debtors’ Core Group Service List and All Notices List in these cases pursuant to the Court’s Second Revised Order Establishing Case Management Procedures and Hearing Schedule, dated March 15, 2005, and it appearing that no other or further notice need be provided; and the Court having determined that the relief sought in the Motion is in the best interests of AWI, its creditors and all parties in interest; and after due deliberation and sufficient cause appearing therefor:

IT IS HEREBY FOUND THAT:

A. There is a sound business justification for implementing the 2006 Cash Retention Program;

B. The 2006 Cash Retention Program is fair and reasonable and was proposed in good faith;

C. The implementation of the 2006 Cash Retention Program is in the best interests of AWI, its estates and creditors, and is necessary to AWI’s reorganization efforts; and

D. The payments due under the 2006 Cash Retention Program are actual, necessary costs of preserving AWI’s estate, therefore, it is hereby

ORDERED, ADJUDGED, AND DECREED THAT:

1. The Motion is granted.

2. The terms of the 2006 Cash Retention Program, as set forth in the Motion, are approved,

3. Pursuant to sections 363(bXl) and 105(a) of the Bankruptcy Code, AWI is authorized to implement the 2006 Cash Retention Program.

4. AWI is further authorized and empowered to take such actions as may be reasonably necessary to implement and effectuate the terms and conditions of the 2006 Cash Retention Program.

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5. The payments due under the 2006 Cash Retention Program shall be deemed allowed administrative expenses of AWI’s estate under 11 U.S.C. § 503(b)(1)(A).

Dated:	Jan. 26, 2006
Wilmington, Delaware

/s/ Judith K. Fitzgerald
THE HONORABLE JUDITH K. FITZGERALD UNITED STATES BANKRUPTCY JUDGE

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re
Chapter 11 Case No.
ARMSTRONG WORLD INDUSTRIES,
INC., et al.,	00-4471 (JKF)

Debtors.	(Jointly Administered)
Objection Deadline: December 29, 2004 at 4:00 p.m.
Hearing Date: January 24, 2005 at 4:30 p.m.

MOTION FOR AN ORDER AUTHORIZING AND APPROVING

CONTINUED CASH RETENTION PROGRAM FOR KEY EMPLOYEES

Armstrong World Industries, Inc. (“AWI”), as debtor and debtor in possession in the above-captioned chapter 11 cases, by and through its undersigned counsel, respectfully represents as follows:

Jurisdiction

1. This Court has jurisdiction to consider this matter pursuant to 28 U.S.C, §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

Background

A.	General

2. On December 6, 2000 (the “Commencement Date”), AWI and two of its affiliates (collectively, the “Debtors”), each commenced a case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), By previous order of this Court, the chapter 11 cases of the Debtors are being jointly administered pursuant to Rule 1015 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). Since the Commencement Date, the Debtors have continued to operate their business and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

3. No trustee or examiner has been appointed in the Debtors’ chapter 11 cases. On or about December 15, 2000, the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed the Official Committee of Unsecured Creditors (the “Unsecured Creditors’ Committee”) and the Official Committee of Asbestos Claimants (the “Asbestos PI Claimants’ Committee”). On or about July 19, 2001, the U.S. Trustee appointed the Official Committee of Asbestos Property Damage Claimants (the “Asbestos Property Damage Claimants’ Committee”).1 On or about March 1, 2002, the Court entered an order approving the appointment of Dean M. Trafelet as the legal representative for AWI’s future asbestos personal injury claimants (the “Future Claimants’ Representative” and together with the Unsecured Creditors’ Committee and the Asbestos PI Claimants’ Committee, the “Committees”).

4. As of December 31, 2003, AWI and its subsidiaries (collectively, the “Company”) held assets totaling approximately $4.65 billion. In 2003, the Company had net sales of approximately $3.26 billion and operating profits (before interest, taxes, non-operating expenses or income, chapter 11 reorganization costs and asbestos liability related charges) of approximately $71 million. As of December 31, 2003, the Company had, on a consolidated basis, approximately $1.4 billion in long and short-term debt, substantially all of which is unsecured.

5. On May 23, 2003, AWI filed with the Court the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc. (as amended or modified, the “Plan”). On November 17 and 18, 2003, the Court conducted a hearing on confirmation of the Plan, pursuant to which the Court instructed AWI to submit a proposed order confirming the Plan. On

[1]	The Asbestos Property Damage Claimants’ Committee was disbanded as of September 18, 2003, pursuant to the terms of a global settlement agreement and release entered into by AWI and the holders of 79 claims allegedly arising from asbestos-related property damage, which agreement was approved by the Bankruptcy Court on August 25, 2003.

December 19, 2003, the Court entered the Proposed Findings of Fact and Conclusions of Law Regarding Confirmation of the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified (the “Proposed Findings and Conclusions”) and the Proposed Order Confirming the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified (the “Proposed Confirmation Order”) On December 29, 2003, the Unsecured Creditors’ Committee filed an objection to the Proposed Findings and Conclusions (the “Unsecured Creditors’ Committee’s Objection”) with the United States District Court for the District of Delaware (the “District Court ”). On February 13, 2004, AWI, together with the Asbestos PI Claimants’ Committee, and the Future Claimants’ Representative filed a joint response to the Unsecured Creditors’ Committee’s objection (the “Response”). The objection and response remain pending before the District Court.

6. Confirmation of the Plan is subject to entry of the Proposed Confirmation Order by the District Court. On June 16, 2004, by designation order, AWI’s chapter 11 case was assigned to District Court Judge Eduardo C. Robreno after District Court Judge Alfred M. Wolin, who had previously been presiding over AWI’s chapter 11 case, issued an order recusing himself from further participation in these cases. Judge Robreno subsequently entered a case management order requiring AWI and other interested parties to submit status reports on the matters pending before him in AWI’s chapter 11 case by July 28, 2004. On November 22, 2004, Judge Robreno held a status conference before him to address how to proceed with resolving the pending matters referenced in the status reports, including confirmation of the Plan. Following the status conference, the District Court scheduled a hearing to consider the Unsecured Creditors’ Committee’s Objection and the Response for December 15, 2004. Accordingly, the

timing and terms of confirmation and implementation of the Plan, and resolution of AWI’s chapter 11 case, remain uncertain.

B.	Previous Authorization to Implement Key Employee Retention Program

7. By previous order of this Court, dated April 18, 2001 (the “Key Employee Retention Order”), the Debtors obtained authority to implement an employee retention program (the “Current Employee Retention Program”) for senior level executives and managers (the “Key Employees”), which was developed by AWI senior management with the assistance of the Human Capital Division of Arthur Andersen and Lazard Frères & Co, LLC, the Debtors’ financial advisers. The Current Employee Retention Program, in conjunction with AWI’s customary incentive compensation programs, was developed shortly after the Commencement Date and constituted a comprehensive program designed to provide the necessary financial and other security and incentives to minimize Key Employee turnover, to encourage Key Employees to remain with AWI, to attract highly competent new executives, and to motivate all Key Employees to work diligently and productively to maximize enterprise value throughout AWI’s chapter 11 case and to achieve a successful conclusion of the chapter 11 case,

8. The Key Employee Retention Order authorized implementation of the Current Employee Retention Program, which comprises the following components: (a) annual cash retention payments for certain Key Employees (the “Cash Retention Program”), (b) a severance benefit plan (the “Severance Pay Plan”), and (c) the assumption of certain (and the ability to enter into new) change in control agreements and an employment agreement.2 Each of

[2]	The agreements assumed or entered into pursuant to the Key Employee Retention Order remain in effect and are part of the Continued Employee Retention Program. Because the Committees are familiar with the terms of such agreements, their terms were also discussed in detail in AWI’s original motion seeking approval of the Current Employee Retention Program, and AWI already has obtained Court approval with respect to these agreements, no discussion of such agreements is included in this Motion.

these components was integral to the Current Employee Retention Program, and each was designed to motivate Key Employees to remain with AWI, notwithstanding the uncertainty surrounding the chapter 11 filing.

9. The Cash Retention Program, in particular, was designed to address the fact that, as a result of the chapter 11 filing, (i) the stock-based compensation the Key Employees had previously received had become worthless and (ii) AWI faced significant retention issues and increased senior management attrition. The Cash Retention Program served to ensure that total compensation paid to AWI’s Key Employees remained competitive with other potential employers, and to provide employees with an incentive to remain with AWI. Under the Cash Retention Program, approximately 150 Key Employees were eligible to receive annual cash retention payments over the three-year period that ended December 31, 2003. Payments were made in December 2001, December 2002, and December 2003.3 Each year’s payment ranged from 30% to 110% of base salary depending on the position level and the nature of the work performed by the Key Employees. Key Employees were entitled to receive such payments only if they were still employed by AWI on the applicable payment date.

10. The Severance Pay Plan includes a severance benefit schedule that provides approximately 1954 eligible Key Employees with severance payments for a specified number of months (the “Severance Period”), depending upon the position held by the Key Employee, in the event they are terminated during the course of the chapter 11 case, unless their employment is terminated as a result of (a) death or disability, (b) unacceptable performance or

[3]	Michael D Lockhart, the Chairman and Chief Executive Officer of Holdings, did not participate in the Cash Retention Program.

[4]	To the extent new Key Employees are hired, they would be entitled to receive the same level of severance benefits commensurate with their position.

disciplinary reasons, (c)voluntary termination, or (d) the Key Employee’s election not to accept an AWI offer of comparable employment. In addition, pursuant to the Severance Pay Plan, participating Key Employees will receive continued employee benefits for the duration of their applicable Severance Period and outplacement services. Unlike the Cash Retention Program, the severance protections under the Current Employee Retention Program have not expired and will remain in effect through the effective date of the Plan. After that time, the Severance Pay Plan will be amended to incorporate changes described in the Plan and assumed by Reorganized AWI.5

11. AWI also maintains customary incentive compensation plans in which the Key Employees participate. These consist of (i) an annual incentive plan for key managers and senior level executives (the “Management Achievement Plan”), and (b) a long-term cash incentive plan (the “Long-Term Incentive Plan”). AWI plans to continue these incentive plans through the effective date of the Plan, The Plan, once effective, provides for the implementation of the “New Long Term Incentive Plan” pursuant to which Key Employees are eligible for awards in the form of grants of shares of stock, restricted stock, stock options, performance shares and stock appreciation rights, or cash incentives in lieu of equity-based awards.

12. The Current Employee Retention Program has been extremely successful. For the three year period ending December 31, 2003, AWI had an average annual management voluntary turnover rate of approximately 4%.

[5]	Section 8.7(c)(ii) of the Plan provides that the Severance Pay Plan will be amended as of the Effective Date to provide that participants in a position or a grade level of 15 or higher on Reorganized AWI’s organizational management system on the date of termination will be eligible for severance benefits based on two weeks of pay for each year of service (subject to a minimum of 8 weeks pay and a maximum of 52 weeks pay) and the Severance Pay Plan will be assumed, as amended.

13. Unfortunately, however, due to recent circumstances beyond the control of AWI or this Court, AWI has been unable to emerge from chapter 11, which has created uncertainty and concern among Key Employees. Because AWI had expected to emerge from chapter 11 in December of 2003, or shortly thereafter, it did not seek to adopt a Cash Retention Program for the 2004 calendar year. Once the Plan becomes effective, under the terms of the New Long Term Incentive Plan, AWI will be able to return to equity-based incentive compensation as part of the compensation packages it can offer its Key Employees. With the continued uncertainty over AWI’s emergence, though, the Key Employees have had a year in which, instead of participating in the New Long Term Incentive Plan contemplated by the Plan or receiving cash bonuses as provided under the Cash Retention Program, they received no special incentive compensation. This has contributed to AWI experiencing a Key Employee voluntary turnover rate of 9.6% — more than two times its average turnover rate for the first three years of its chapter 11 case — during the first ten months of this year.

14. Despite the best efforts of AWI to confirm and implement the Plan, given the circumstances surrounding Judge Wolin’s recusal, the pending Creditors’ Committee Objection, and their impact on the timeframe established for confirmation, it is difficult for AWI to determine with any certainty the timing of its emergence from chapter 11. Realistically, however, it is now certain that AWI will not emerge from bankruptcy until, at the earliest, 2005. Meanwhile, the Cash Retention Program under the Current Employee Retention Program, which was designed to motivate Key Employees to remain with AWI through confirmation and implementation of the Plan, expired over a year ago, AWI believes that a renewed cash retention program for the 2005 calendar year is necessary to its ability to achieve low Key Employee turnover.

Relief Requested

15. By this Motion, the Debtors seek an order authorizing and approving continuation of the Cash Retention Program through December 31, 2005 (subject to the modifications described below) (the “Continued Cash Retention Program”)6 for Key Employees in order to maximize the value of the AWI enterprise and to ensure a successful reorganization for the benefit of all parties in interest- The Continued Cash Retention Program has been designed to ensure that the Key Employees continue to provide essential management and other necessary services during AWI’s chapter 11 case, to stem the attrition already adversely affecting AWI’s operations, and to provide the necessary incentives to attract new senior level employees to fill critical vacant positions.

Need for a Continued Cash Retention Program

16. The same reasons that justified the current Cash Retention Program justify implementation of the Continued Cash Retention Program. AWI’s Key Employees are an extremely valuable asset. They possess unique knowledge, skills, experience and customer and supplier relationships which are vital to the business enterprise and, in many cases, impossible to replicate. It is self-evident that the continued employment, dedication, motivation and loyalty of the Key Employees is not only essential to the maintenance, preservation and prosperity of AWI, but also to the success of the entire reorganization effort.

17. Unfortunately, however, the ability of AWI to successfully retain and rely on the continued services of the Key Employees has been negatively impacted by the recent events creating the delay in its emergence from chapter 11. These events have caused a

[6]	In the event there are further delays in AWI’s emergence from chapter 11 or circumstances otherwise warrant, AWI reserves the right to seek court approval for extension of the Continued Cash Retention Program beyond December 31, 2005 (subject to any modifications).

considerable amount of uncertainty and concern among the Key Employees for several reasons, including the following:

•	the general lack of certainty in working for a chapter 11 debtor (which was anticipated to have emerged from bankruptcy already), particularly when the employment market for talented and experienced management personnel is robust;

•	the business constraints imposed as a consequence of the chapter 11 cases; and

•	the lack of the ability to receive effective equity-based incentive compensation with the significant growth potential attendant thereto.

Moreover, this instability has intensified because corporate headhunters are targeting AWl’s Key Employees.

18. Indeed, largely as a consequence of the delay in obtaining confirmation of its Plan by the District Court, AWI has experienced a dramatic increase in senior management turnover over the past ten months. Because AWI operates in a competitive business environment, it is very important to have an experienced management team remain in place. A “revolving door” is inconsistent with good business. Ofcourse, the loss in Key Employees also has a concomitant adverse impact on operations, employee morale and the general well-being of the business. It is apparent that there is a growing problem mat must be promptly addressed, and AWI is concerned that recent departures of Key Employees will lead to additional departures of their colleagues.

19. In addition, the continued loss of Key Employees would have adverse economic effects for AWI. AWI has expended significant time and resources in recruiting and training many of the Key Employees, and this investment essentially would be entirely lost if they were to depart. Moreover, certain of AWI’s current Key Employees were involved with development of the Plan and their participation in its implementation will be extremely beneficial. Further, the ability to attract competent new employees to fill vacated positions is both difficult and extremely costly. Not only are qualified candidates scarce, but they too will be reluctant to join a chapter 11 debtor for many of the same reasons outlined above. Even if capable replacements can be located, securing the employment of these individuals will be very expensive, AWI expects that it will be forced to recruit externally for qualified replacements, which adds substantial direct and indirect costs to the company For example,

•	executive search firm fees likely will be required to be paid, and such fees typically approximate 30% to 35% of proposed first-year salary and target bonus compensation;

•	signing bonuses and other enhanced elements of compensation will be necessary to convince competent individuals to accept employment; and

•	significant relocation expenses will be incurred.

Indeed, AWI already has experienced these difficulties and additional costs in attempting to fill recent vacancies, and these circumstances are exacerbated by the fact that AWI is not located in a metropolitan area.

20. There can be no question that it is necessary and appropriate to implement the Continued Cash Retention Program. Offering appropriate incentives to retain Key Employees represents not only a sound exercise of AWI’s business judgment, but a necessary and cost-effective measure to preserve, enhance and maximize value and to assure a successful reorganization,

21. As the Court is aware, this is an extremely large and complex chapter 11 case involving literally tens of thousands of claims and a multinational business enterprise that employs in excess of 15,000 people throughout the world.

22. In view of the substantial progress that has been made to date in furtherance of the reorganization process and the unexpected circumstances that have delayed confirmation of the Plan, AWI believes that more than ample cause exists for authority to implement the Continued Cash Retention Program. AWI has invested a substantial amount of time and effort to file and ultimately confirm a plan of reorganization that will enable AWI to successfully emerge from chapter 11 as a strong and profitable business, Losing Key Employees at this stage will necessarily result in the disruption and dislocation of a plan process that clearly is well under way and that has been delayed by unforeseeable and unavoidable circumstances. The requested implementation of the Continued Cash Retention Program will avoid such disruption and dislocation and will enable AWI to successfully implement its Plan in the manner contemplated by chapter 11 of the Bankruptcy Code,

The Continued Cash Retention Program

23. Because the current Cash Retention Program was developed almost four years ago, AWI has examined the program to determine whether it continues to be properly structured to motivate Key Employees to remain with AWI and to provide Key Employees with competitive compensation packages. As a result of these efforts, on October 25,2004, the Continued Cash Retention Program, which was developed by AWI senior management, was presented to the Compensation Committee (the “Compensation Committee”)7 of the Board of Directors of Armstrong Holdings, Inc. (“Holdings”), AWI’s indirect parent corporation, and approved by AWI’s Board of Directors, subject to this Court’s approval and any negotiations that AWI’s management might have with the Committees. AWI then informed each of the Committees that it would be seeking approval of the Continued Cash Retention Program, provided the Committees with information relating to the proposed modifications from the current Cash Retention Program, and discussed the Continued Cash Retention Program with the

[7]	None of the members of the Compensation Committee are employees of any of the Debtors or their affiliates or beneficiaries of the program.

Committees. AWI has been advised by each of the Committees that it supports the Continued Cash Retention Program,

24. In determining to adopt the Continued Cash Retention Program, the Compensation Committee considered, among other things, the following factors:

(a)	The renewed and obvious need to retain Key Employees;

(b)	The costs associated with the implementation of the program and the costs of similar programs previously offered;

(c)	The operational and financial performance of AWI;

(d)	Compensation received by senior management personnel at other companies;

(e)	The consistency of compensation practices within AWI;

(f)	Similar programs implemented in other reorganization cases; and

(g)	The disruption and costs associated with losing and having to replace Key Employees.

25. The Continued Cash Retention Program, in conjunction with (a) continued compliance with the previously authorized components of AWI’s Current Employee Retention Program and (b) AWI’s customary incentive compensation programs, will continue to provide the necessary financial and other security and incentives to minimize Key Employee turnover, to encourage Key Employees to remain with AWI, to attract highly competent new executives, and to motivate all Key Employees to work diligently and productively not only to maximize enterprise value but also to achieve a successful conclusion of AWI’s chapter 11 case. Indeed, as stated, as a consequence of the uncertainties being faced by the Key Employees and the loss of critical personnel AWI already is experiencing, AWI believes prompt approval of the Continued Cash Retention Program is imperative and represents a sound investment which will reap substantial benefits and returns.

26. As discussed above, the Cash Retention Program previously approved in the Key Employee Retention Order has expired. The program was critical to AWI’s success in achieving low voluntary turnover of its Key Employees throughout the chapter 11 case, and AWI respectfully submits that implementation of the Continued Cash Retention Program is necessary to ensure continued retention of AWI’s Key Employees. Because of the delay in AWI’s emergence from chapter 11, Key Employees did not receive the enhanced compensation packages (including equity based compensation) they expected to receive under the terms of a confirmed Plan. The absence of special compensation combined with the other uncertainties caused by the delay in AWI’s emergence from chapter 11, have led to significant retention issues and increased senior management attrition over the past ten months. The proposed Continued Cash Retention Program is necessary to address this problem and ensure that AWI’s compensation levels remain competitive with other potential employers. Retention payments such as those proposed in this Motion have been approved in several other chapter 11 cases in order to address similar concerns. See, e.g., In re USG Corp., et al., Ch. 11 Case No. 01-2094 (Bankr. D. Del 2001) [Docket No. 6151]; In re Owens Corning, Ch. 11 Case No. 00-3837 (Bankr. D. Del. 2000) [Docket No. 12913].

27. Under the Continued Cash Retention Program, approximately 130 Key Employees will be eligible to receive an annual cash retention payment for the one-year period ending December 31, 2005, with payment to be made in December 2005.8 Payment will range from 20% to 100% of base salary depending on the retention risk and the nature of the work performed by the Key Employees.9 Key Employees will be entitled to receive such payment.

[8]	Michael D Lockhart, the Chairman and Chief Executive Officer of Holdings, will not participate in the Continued Cash Retention Program.

[9]	A more detailed breakdown of the amount of the payments by level has been furnished to each of the Committees on a confidential basis and, if necessary, will be submitted to the Court under seal upon entry of an appropriate confidentiality order.

only if they are still employed by AWI on the applicable payment date, except that in the event of death or disability, a pro rata amount of the payment may be made. AWI estimates that the cost of the Continued Cash Retention Program for 2005 will be approximately $9 million. It is contemplated that if the Plan becomes effective at any time on or after January 1, 2005, Key Employees will be entitled to receive the full amount of scheduled payments for that year, payable in December 2005. It is also contemplated that, to the extent new eligible employees are hired, they may participate in the Continued Cash Retention Program on a similar basis.

28. As set forth above, the Continued Cash Retention Program is a key element of retention — it is appropriately designed to motivate Key Employees to remain with the Company and will serve not only to stabilize senior management but also will act as a necessary means to attract qualified new employees to fill vacant positions.

Applicable Authority

29. The Continued Cash Retention Program is subject to the approval of the Court because it represents a proposed use of AWI’s property outside the ordinary course of AWI’s business. Section 363(b)(l) of the Bankruptcy Code provides, in pertinent part, that “[t]he trustee, after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate.” Further, pursuant to section 105(a) of the Bankruptcy Code, “the court may issue any order, process, or judgment that is necessary to carry out the provisions of this title,”

30. It is generally recognized that the use, sale or lease of property of a debtor’s estate, other than in the ordinary course of business, is appropriate when there is a “sound business purpose” that justifies such action. See, e.g., In re Martin, 91 F.3d 389, 395 (3d

Cir. 1996) (citing Fulton State Bank v. Schipper (In re Schipper), 933 F.2d 513, 515 (7th Cir, 1991)); Stephens Indus, Inc. v. McClung (In re McClung), 789 F.2d 386, 390 (6th Cir. 1986); Inst. Creditors of Continental Airlines, Inc. v. Continental Airlines, Inc. (In re Continental Airlines, Inc), 780 F.2d 1223, 1226 (5th Cir. 1986); In re Abboils Dairies of Pennsylvania, Inc., 788 F.2d 143 (3d Cir. 1986) (implicitly adopting the “sound business judgment” test of Lionel Corp. and requiring good faith); Committee of Equity Sec. Holders v. Lionel Corp (In re Lionel Corp.), 722 F.2d 1063,1070 (2d Cir. 1983); In re Delaware & Hudson R.R. Co., 124 B.R, 169, 176 (D. Del. 1991) (explaining that the Third Circuit has adopted the “sound business purpose” test to evaluate motions brought pursuant to section 363(b)).

31. In addition, under section 105(a) of the Bankruptcy Code, the Court has expansive equitable powers to fashion any order or decree that is in the interest of preserving or protecting the value of the debtor’s assets. See, e.g., In re Chinichian, 784 F,2d 1440, 1443 (9th Cir. 1986) (“Section 105 sets out the power of the bankruptcy court to fashion orders as necessary pursuant to the purposes of the Bankruptcy Code,”); Bird v. Crown Convenience (In re NWFX, Inc.), 864 F,2d 588, 590 (8th Cir. 1988) (“The overriding consideration in bankruptcy. . . is that equitable principles govern”); In re Cooper Properties Liquidating Trust, Inc., 61 B.R,. 531, 537 (Bankr. W.D. Term. 1986) (“the Bankruptcy Court is one of equity and as such it has a duty to protect whatever equities a debtor may have in property for the benefit of their creditors as long as that protection is implemented in a manner consistent with the bankruptcy laws.”).

32. In the context of reorganization cases under chapter 11, the establishment of an employee retention program for key employees has been approved by numerous courts in this and other districts. See, e.g., In re Carmike Cinemas, Inc. et al, Case Nos. 00-3302 through 00-3305 (SLR) (D. Del. 2000); In re Genesis Health Ventures, Inc., Case No. 00-2692 (PJW)

(Bankr. D. Del. 2000); In re Hedstrom Holdings, Inc., el al, Case No. 00-01665 (PJW) (Bankr. D. Del. 2000); In re Vencor, Inc., Case Nos. 99-3199 through 99-3327 (Bankr. D. Del. 1999); In re FPA Medical Management, Inc., Case Nos. 98-1596 through 98-1685 (Bankr D. Del. 1998); In re Montgomery Ward Holding Corp., Case No. 97-1409 (Bankr. D. Del. 1997). The courts have recognized that debtors need to implement specific programs designed to retain key personnel in order to ensure that the debtors’ business operations are preserved, to assure that the value of their estates is optimized and to promote a successful reorganization. Indeed, this Court has previously approved the Current Employee Retention Program, which has been supported by the Committees.

33. AWI submits that implementation of the Continued Cash Retention Program clearly is for a sound business purpose, represents a reasonable exercise of AWI’s business judgment and will serve in many ways to preserve, protect and enhance the assets and operations of AWI for the benefit of its estate, creditors and all parties in interest.

34. As set forth above, AWI currently is facing an obstacle in retaining Key Employees. Over the first ten months of this year, the Key Employee turnover rate reached 9.6%, and these critical losses of management personnel are likely to continue. Action must be promptly taken before AWI’s business suffers additional harm. AWI’s Key Employees are concerned by the uncertainties attendant to the status of AWI’s chapter 11 case, and these concerns must be alleviated to assure the continued loyalty and support of the Key Employees, as well as the overall welfare of AWI’s business enterprise. Simply stated, these employees are central to AWI’s operations. The continued loss of Key Employees and the dislocations associated therewith will have an adverse impact on morale, lead to further attrition, and result in the loss of skills, expertise and valuable business relationships. Moreover, even if suitable replacements could be found for these employees, the costs involved in attracting and training them will be formidable. It is clear that the obvious benefits that will be realized from the implementation of the Continued Cash Retention Program completely justify the investment.

35. The Continued Cash Retention Program has been designed as a rational and targeted plan to address legitimate concerns, and AWI is confident that it will achieve its intended result. Moreover, in formulating the Continued Cash Retention Program AWI has been fully cognizant of the costs involved and has made every effort to assure that the goals of the program can be attained in an economic and reasonable fashion.

36. AWI has determined, in the exercise of its business judgment, that the implementation of the Continued Cash Retention Program is critical to the preservation and enhancement of its business operations, which will inure to the benefit of all parties in interest and assure a successful reorganization. Accordingly, AWI requests that the Continued Cash Retention Program be approved.

Notice

37. Notice of this Motion has been provided to the U.S. Trustee, the agent for the AWI’s prepetition bank lenders, the agent for the Debtors’ postpetition bank lenders, the attorneys for each of the Committees, and all parties on the Debtors’ Core Group Service List and All Notices List in these cases pursuant to the Court’s Revised Order Establishing Case Management Procedures and Hearing Schedule, dated May 26, 2004, AWI submits that no other or further notice need be provided.

38. No previous motion for the relief sought herein has been made to this or any other Court.

WHEREFORE, AWI respectfully requests entry of an order authorizing and approving the Continued Cash Retention Program and granting AWI such other and further relief as is just

DATED:	December 9, 2004
Wilmington, Delaware

/s/ Rebecca L. Booth
Mark D. Collins (No, 2981)
Rebecca L. Booth (No, 4031)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
(302) 651-7700

-and-

Stephen Karotkin
Debra A. Dandeneau
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

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